Exhibit 3.150

CERTIFICATE OF FORMATION OF PCTV SUB, LLC

I.

The name of the limited liability company is PCTV Sub, LLC.

II.

The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808 and the name of its registered agent at such address is Corporation Service Company.

III.

The formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation this 22nd day of May, 2008.

/s/ Charles R. Wunsch
Charles R. Wunsch
Authorized Person

CERTIFICATE OF MERGER

OF

PCTV DEVELOPMENT II, LLC

(a Delaware limited liability company),

SAT-TEL SERVICES, INC.

(an Arizona corporation),

SC EQUIPMENT, LLC

(a Delaware limited liability company),

WAVERUNNER II, LLC

(a Delaware limited liability company),

AND

PCTV SUB, LLC

(a Delaware limited liability company)

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

1.         The name of the surviving limited liability company is PCTV Sub, LLC, a Delaware limited liability company.

2.        The names of the non-surviving entities being merged into this surviving limited liability company are PCTV Development II, LLC, a Delaware limited liability company, Sat-Tel Services, Inc., an Arizona corporation, SC Equipment, LLC, a Delaware limited liability company, and Waverunner II, LLC, a Delaware limited liability company.

3.         The Agreement of Merger has been approved and executed by each of the entities named above.

4.        The executed Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, the principal place of business of the surviving limited liability company.

5.        A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.

6.         The merger shall be effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, this 14th day of November 2008.

/s/ Timothy P. O’Grady
Name:	Timothy P. O’Grady
Capacity:	Vice President